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                                                                    Exhibit 23.5

                                                               December 21, 1999
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Terra Nova (Bermuda) Holdings Ltd.
Richmond House
12 Par-La-Ville Road
Hamilton HM 08, Bermuda


                             Markel Holdings Inc.
                              Amendment No. 3 to
                      Registration Statement on Form S-4
                         Dated as of December 21, 1999
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Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "The Transactions-Material U.S. Federal Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ Debevoise & Plimpton